SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 24, 2004

USIP.COM, INC.

(Exact name of registrant as specified in its charter)

UTAH	0-31193	16-1583162
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7325 OSWEGO ROAD
LIVERPOOL, NEW YORK		13090
(Address of principal executive offices)		(ZIP Code)

Registrant’s telephone number, including area code: (315) 451-7515

ITEM 5. OTHER EVENTS

USIP.com, Inc. signed an Agreement and Plan of Merger on May 24, 2004 with Cornerstone Services Group, Inc. Under the terms of the agreement, Cornerstone and USIP will merge, with USIP as the surviving corporation.  Immediately upon the consummation of the merger, the name of the surviving corporation will be changed to Cornerstone Services Group, Inc.  In the merger, the shareholders of Cornerstone will receive a number of shares of USIP common stock representing approximately 75% of the shares of USIP common stock that will be outstanding, on a fully diluted basis, following the merger.

The closing of the transaction is subject to closing conditions and shareholders approval. The press release announcing the transaction together with the definitive merger agreement are attached as exhibits and incorporated herein by reference. The foregoing summary and the press release are not complete and are qualified in their entirety by reference to the definitive merger agreement attached hereto.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

(c)  Exhibits.

EXHIBIT NUMBER	DESCRIPTION

99.1	Press Release dated May 24, 2004

99.2	Agreement of Merger dated May 24, 2004 by and between USIP.Com, Inc. and Cornerstone Services Group, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

USIP.COM, INC.

Date: May 24, 2004

By: /s/ Craig Burton
Craig Burton, President

EXHIBIT INDEX

EXHIBIT NUMBER	DESCRIPTION

99.1	Press Release dated May 24, 2004

99.2	Agreement and Plan of Merger dated May 24, 2004 by and between USIP.Com, Inc. and Cornerstone Services Group, Inc.